Exhibit 21

POLYMER GROUP, INC.

LIST OF SUBSIDIARIES OF THE COMPANY

The following comprises a list of the subsidiaries of the Company as of December 31, 2005:

PGI Polymer, Inc.

DT Acquisition Inc.

Fabrene Group, L.L.C.

Bonlam (S.C.), Inc.

FabPro Oriented Polymers, Inc.

Chicopee, Inc.

PGI Nonwovens (Mauritius)

Dominion Textile Mauritius Inc.

Bonlam S.A. de C.V.

Fabrene, Inc.

Dominion Textile (USA) Inc.

Fabrene Corp.

Nanhai Nanxin Non-Wovens Co. Ltd.

Dominion Nonwovens Sudamerica, S.A.

Bonlam Andina Ltd.

Bonlam Holdings BV

DIFCO Performance Fabrics, Inc.

FiberTech Group, Inc.

PNA Corp.

PGI Europe, Inc.

Poly-Bond Inc.

Pristine Brands Corporation

Polyionix Separation Technologies, Inc.

Technetics Group, Inc.

FNA Polymer Corp.

Chicopee Holdings B.V.

FiberGol Corporation

FNA Acquisition, Inc.

PGI Holdings BV

Chicopee Holdings CV

PGI Nonwovens BV

PGI Neunkirchen GmbH

PGI Nonwoven Ltd.

PGI Nonwovens A.B.

Geca Tapes B.V.

Albuma S.A.S.

Geca-Tapes PTE LTD

Nordlys SAS

PGI Nonwovens (China) Co. Ltd.

PGI Nonwoven (Foshan) Co. Ltd.